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                                                                  EXHIBIT 10.13


                    FIFTH SUPPLEMENT TO 1993 NOTE AGREEMENT


         This Fifth Supplement to 1993 Note Agreement (the "Fifth Supplement") is made and entered into as of the 30th day of December, 1996, by and between Cash America International, Inc. (the "Company") and Teachers Insurance and Annuity Association of America ("Teachers").

                                    RECITALS

         WHEREAS, the parties hereto have entered into a Note Agreement dated as of May 6, 1993, pursuant to which the Company issued and Teachers purchased $30,000,000 aggregate principal amount of the Company's 8.33% Senior Notes Due May 1, 2003, and the parties have amended said Note Agreement by entering into a First Supplement to Note Agreement dated as of September 20, 1994, a Second Supplement to Note Agreement dated as of May 12, 1995, a Third Supplement to Note Agreement dated as of July 7, 1995, and a Fourth Supplement to 1993 Note Agreement dated as of November 10, 1995 (said Note Agreement, as amended, being referred to hereafter as the "Note Agreement"); and

         WHEREAS, the Company and Teachers desire to amend certain provisions of the Note Agreement.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Teachers hereby agree as follows:

         1.      Amendment to Section 9.01 of the Note Agreement.   Section
9.01 of the Note Agreement is hereby amended to read in its entirety as follows:

                          SECTION 9.01. Consolidated Indebtedness for Money Borrowed. The Company will not permit Consolidated Indebtedness for Money Borrowed, as of the last day of any Fiscal Quarter commencing on or after September 30, 1996, to be greater than the amount determined by multiplying the Applicable Percentage times the sum of (a) Consolidated Indebtedness for Money Borrowed as of such date and (b) Consolidated Tangible Net Worth as of such date. As used in this Section 9.01, "Applicable Percentage" means 75%.

         2. Amendment to Section 9.02 of the Note Agreement. Section 9.02 of the Note Agreement is hereby amended to read in its entirety as follows:

                          SECTION 9.02. Consolidated Tangible Net Worth. The Company will not permit Consolidated Tangible Net Worth at any time to be less than the sum of (a) $30,625,000 plus (b) 50% of Consolidated Adjusted Net Income (but only if positive) for each Fiscal Quarter ending after December 31, 1992.





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    3.   Amendment to Section 9.04 of the Note Agreement.  Section 9.04 of the
Note Agreement is hereby amended to read in its entirety as follows:

             SECTION 9.04. Current Assets to Total Indebtedness Ratio. The Company will not permit the ratio of (a) Consolidated Current Assets to (b) Consolidated Current Liabilities plus Consolidated Funded Debt to be less than .8 to 1 as of the last day of any Fiscal Quarter commencing on or after September 30, 1996. As used in this Section 9.04, "Consolidated Funded Debt" means, at any time, Consolidated Indebtedness for Money Borrowed at such time, provided that in no event shall Consolidated Funded Debt include any obligation included in Consolidated Current Liabilities.

    4. Amendment to Section 9.06 of the Note Agreement. Section 9.06 of the Note Agreement is hereby amended to read in its entirety as follows:

             SECTION 9.06. Fixed Charge Coverage. The Company will not at any time permit the ratio of (a) the sum of Consolidated Adjusted Net Income for the Computation Period plus the aggregate amount of all taxes, rents, leases and interest expenses deducted from gross income to obtain such Consolidated Adjusted Net Income to (b) the aggregate amount of all such rents, leases and interest expenses so deducted to be less than 1.5 to 1. As used in this Section 9.06, "Computation Period" means, at any time, the period of four consecutive Fiscal Quarters ended on the date of the most recent balance sheet delivered (or required to be delivered) by the Company pursuant to clause (a) or
         (b) of Section 8.01.

    5.   Amendment to Section 9.07 of the Note Agreement.  Paragraph (a) of
Section 9.07 of the Note Agreement is hereby amended to read in its entirety as follows:

             (a) The Company will not, and will not permit any Subsidiary to, (i) declare or make any dividends or distributions on any of its Stock (other than dividends payable in shares of its Stock), (ii) purchase, redeem or acquire for value any of the Company's or any Subsidiary's Stock, (iii) make any principal payment on (or make any payment, transfer or deposit for the purpose of canceling, extinguishing, satisfying or defeasing) any indebtedness of the Company which is subordinate in right of payment to the Notes or any other Obligation, (iv) set aside funds for any such purposes or (v) become liable to do any of the foregoing (in each case, a "Restricted Payment") unless, immediately after giving effect thereto, (A) no Default shall exist, and (B) the aggregate amount of all Restricted Payments made by the Company and all Subsidiaries on or after January 1, 1996 does not exceed the sum of $15,000,000 plus 50% of Consolidated Adjusted Net Income from and after January 1, 1996. For purposes of this Section 9.07, the Company's repurchase of shares of its common stock in the aggregate amount of $38,250,000 under its issuer tender offer commenced November 18, 1996 in accordance with Rule 13E-4 promulgated by the SEC shall not be considered a Restricted Payment.





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    6.   Amendment to Section 9.11 of the Note Agreement.  Section 9.11 of the
Note Agreement is amended by deleting paragraphs (k) and (l) in their entirety and, in lieu of those deleted paragraphs, inserting the following paragraphs
(k), (l) and (m):

             (k) loans to officers of the Company and Subsidiaries in the aggregate amount of $5,000,000;

             (l) other Investments not otherwise permitted by this Section 9.11, but only if owned by the Company and/or any Subsidiary on the date hereof and described in Schedule XI; and

             (m) other Investments made after the date hereof and not otherwise permitted by this Section 9.11, provided that neither the Company nor any Subsidiary shall make any Investment under this clause
         (m) if a Default shall be in existence immediately before or after such Investment or if the amount of such Investment, when aggregated with the total amount of all other Investments then outstanding under this clause (m), exceeds 10% of Consolidated Tangible Net Worth as of the date of such Investment.

    7. Definitions. All capitalized terms used herein and not otherwise specifically defined shall have the respective meanings set forth in the Note Agreement.

    8. Ratification of Note Agreement. Except as specified hereinabove, all other terms of the Note Agreement shall remain unchanged and are hereby ratified and confirmed. All references to "this Agreement" or "the Agreement" appearing in the Note Agreement, and all references to the Note Agreement appearing in any other instrument or document, shall be deemed to refer to the Note Agreement as supplemented and amended by this Fifth Supplement.

    9. Counterparts. This Fifth Supplement may be executed in any number of counterparts and by the parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

    By signing below where indicated, the undersigned, CASH AMERICA, INC. OF SOUTH CAROLINA, FLORIDA CASH AMERICA, INC., GEORGIA CASH AMERICA, INC., CASH AMERICA, INC. OF LOUISIANA, CASH AMERICA, INC. OF NORTH CAROLINA, CASH AMERICA, INC. OF TENNESSEE, CASH AMERICA, INC. OF OKLAHOMA, CASH AMERICA, INC. OF KENTUCKY, CASH AMERICA PAWN, INC. OF OHIO, CASH AMERICA MANAGEMENT L.P., CASH AMERICA PAWN L.P., CASH AMERICA HOLDING, INC., EXPRESS CASH INTERNATIONAL CORPORATION, CASH AMERICA, INC. OF ALABAMA, CASH AMERICA, INC. OF COLORADO, CASH AMERICA, INC. OF INDIANA, CASH AMERICA, INC., CASH AMERICA OF MISSOURI, INC., and VINCENT'S JEWELERS AND LOAN, INC., as Guarantors, do each acknowledge and approve the Note Agreement, as amended by this Fifth Supplement, and the other Loan Documents, and the terms thereof, and specifically agree to comply with all provisions therein and herein which refer to or affect such Guarantors.





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    IN WITNESS WHEREOF, the undersigned have executed this Fifth Supplement to
1993 Note Agreement as of the date first written above.

                                        CASH AMERICA INTERNATIONAL, INC.



                                        By:    /s/ Thomas A. Bessant, Jr.
                                           -----------------------------------
                                                  Thomas A. Bessant, Jr., Vice
                                                  President





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                                        TEACHERS INSURANCE AND ANNUITY
                                        ASSOCIATION OF AMERICA



                                        By:    /s/ Gregory W. MacCordy Gregory
                                           -----------------------------------
                                                 W. MacCordy, Director Private
                                                 Placements





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                                   GUARANTORS


                 CASH AMERICA, INC. OF SOUTH CAROLINA

                 FLORIDA CASH AMERICA, INC.

                 GEORGIA CASH AMERICA, INC.

                 CASH AMERICA, INC. OF LOUISIANA

                 CASH AMERICA, INC. OF NORTH CAROLINA

                 CASH AMERICA, INC. OF TENNESSEE

                 CASH AMERICA, INC. OF OKLAHOMA

                 CASH AMERICA, INC. OF KENTUCKY

                 CASH AMERICA PAWN, INC. OF OHIO

                 CASH AMERICA MANAGEMENT L.P., a Delaware limited partnership, by its general partner, Cash America Holding, Inc.

                 CASH AMERICA PAWN L.P., a Delaware limited partnership, by its general partner, Cash America Holding, Inc.

                 CASH AMERICA HOLDING, INC.

                 EXPRESS CASH INTERNATIONAL CORPORATION

                 CASH AMERICA, INC. OF ALABAMA

                 CASH AMERICA, INC. OF COLORADO

                 CASH AMERICA, INC. OF INDIANA

                 CASH AMERICA, INC.

                 CASH AMERICA OF MISSOURI, INC.

                 VINCENT'S JEWELERS AND LOAN, INC.



                 By: /s/ Thomas A. Bessant, Jr.
                    ----------------------------------
                     Thomas A. Bessant, Jr.,
                     Vice President for All





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